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                                                               Exhibit 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 11, 2000 relating to the financial statements which appear in Student Advantage Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999.


/s/ PricewaterhouseCoopers LLP

    PricewaterhouseCoopers LLP


Portland, ME
June 29, 2000